Exhibit 99.1

News release

Editorial contacts:

Robert Sherbin
+1 650 857 2381
robert.sherbin@hp.com

Ryan J. Donovan
+1 650 857 8410
ryan.j.donovan@hp.com

Michael Moeller
+ 1 650 2363028
michael.moeller@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

Patricia Dunn to Remain HP Chairman Through January 2007 Board Meeting; Board Appoints Mark Hurd As Successor

PALO ALTO, Calif., September 12, 2006 — HP today announced that Patricia Dunn will remain as chairman through the company’s Jan. 18, 2007, board meeting. Mark Hurd, the company’s chief executive officer and president, will succeed her and retain his existing positions. Dunn will continue to serve as a director.

Richard Hackborn, who has served on the board since 1992, has been designated lead independent director, effective in January. In addition to having been chairman of the company in 2000, he spent 33 years as an HP employee, concluding his career in 1993 as head of the PC and personal information product business.

Dunn said, “The recent events that have taken place follow an important investigation that was required after the board sought to resolve the persistent disclosure of confidential information from within its ranks. These leaks had the potential to affect not only the stock price of HP but also that of other publicly traded companies. Unfortunately, the investigation, which was conducted with third parties, included certain inappropriate techniques.  These went beyond what we understood them to be, and I apologize that they were employed.

“I am very proud of the progress HP has made over the past 18 months. During the remainder of my tenure as chairman, I look forward to completing the transition that is underway, including expanding the board, continuing to improve our corporate governance standards and bringing the current issues to resolution.”

Hurd said, “I am taking action to ensure that inappropriate investigative techniques will not be employed again. They have no place in HP.

“HP holds itself to the highest standards of business conduct and we are accountable to these standards for everything that we do. The company will work to put these matters behind us so that we fully resume our focus on the business and continue to earn the trust and support of our customers, employees and stockholders.”

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2006, HP revenue totaled $90.0 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management and the HP Board of Directors for future corporate governance and operations; statements concerning expected changes to the composition of the HP Board of Directors; anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the achievement of expected results and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2005. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

9/2006